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                                                                    EXHIBIT 21.1

                                    CRAY INC.
                           PARENT & SUBSIDIARIES LIST


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Parent/Subsidiary Name                      Date Formed             Country/State             % Ownership
-----------------------                     -----------             -------------             -----------
Cray Inc.                                    12/7/87            U.S./Washington State           Parent

   Cray Federal Inc.                         11/03/00           U.S./Washington                   100%

   New Technology Endeavors, Inc.            05/02/03           U.S./Washington                   100%

   Cray Australia Pty Ltd.                   03/23/00           Australia                         100%

   Cray Brazil, Inc.                         8/25/00            U.S./Washington State             100%
     Cray Computadores do Brasil Ltda.       11/17/00           Brazil                            100%

   Cray Canada, Inc.                         3/17/00            U.S./Washington State             100%
     Cray Canada Corp./Societe Cray Canada   3/20/00            Canada, Nova Scotia               100%

   Cray China Limited                        8/07/00            China                             100%

   Cray Computer Finland Oy                  6/20/00            Finland                           100%

   Cray Computer SAS                         4/03/00            France                            100%

   Cray Computer Deutschland GmbH            3/31/00            Germany                           100%

   Cray Supercomputers (Israel) Ltd.         9/16/01            Israel                            100%

   Cray Italy S.r.l                          7/12/00            Italy                             100%

   Cray Japan, Inc.                          3/17/00            U.S./Washington State             100%
     Cray Japan, Inc. (Branch)                                  Japan                             100%

   Cray Korea, Inc.                          3/17/00            U.S./Washington State             100%
      Cray Korea, Inc. (Branch)                                 South Korea                       100%

   Cray Netherlands B.V.                     6/23/00            Netherlands                       100%

   Cray Computer South Africa                2/23/00            South Africa                      100%
        (Proprietary) Limited

   Cray Computer Spain, S.L.                 3/30/00            Spain                             100%

   Cray-Tera Sweden AB                       3/03/99            Sweden                            100%

   Cray Computer GmbH                        4/05/00            Switzerland                       100%

   Cray Taiwan, Inc.                         4/05/01            U.S./Washington State             100%

   Cray U.K. Limited                         3/07/00            United Kingdom                    100%

   3084316 Nova Scotia Limited               2/10/04            Canada, Nova Scotia               100%

   3084317 Nova Scotia Limited               2/10/04            Canada, Nova Scotia               100%
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